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                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                         PURSUANT TO SECTION 305(b)(2)

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
               (Exact name of trustee as specified in its charter)


               New York                               13-3439945
        (State of incorporation                   (I.R.S. employer
        if not a U.S. national bank)             identification No.)

            59 Maiden Lane                              10038
          New York, New York                          (Zip Code)
        (Address of trustee's
     principal executive offices)


                           PRICELINE.COM INCORPORATED
               (Exact name of obligor as specified in its charter)


                DELAWARE                              06-1528493
      (State or other jurisdiction of             (I.R.S. employer
      incorporation or organization)              identification No.)

          800 Connecticut Ave.
          Norwalk, Connecticut                           06854
    (Address of principal executive                    (Zip Code)
                offices)

               ---------------------------------------------------
                     1.00% CONVERTIBLE SENIOR NOTES DUE 2010
                       (Title of the Indenture Securities)

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                                       -2-



                                     GENERAL

1.   GENERAL INFORMATION.


     Furnish the following information as to the trustee:

     a. Name and address of each examining or supervising authority to which it is subject.

            New York State Banking Department, Albany, New York

     b. Whether it is authorized to exercise corporate trust powers.

            The Trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH OBLIGOR.


     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3.   VOTING SECURITIES OF THE TRUSTEE.


     Furnish the following information as to each class of voting securities of the trustee:

                                                      As of October 22, 2003
     ---------------------------------------------------------------------------

     COL. A                                           COL. B

     ---------------------------------------------------------------------------

     Title of Class                                   Amount Outstanding

     ---------------------------------------------------------------------------

     Common Shares - par value $600 per share.        1,000 shares

4.   TRUSTEESHIPS UNDER OTHER INDENTURES.


     None.


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                                      -3-


5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.


     None.

6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.


     None.

7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.


     None.

8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.


     None.

9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.


     None.

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.


     None.

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.


     None.

12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.


     None.

13.  DEFAULTS BY THE OBLIGOR.


     None.

14.  AFFILIATIONS WITH THE UNDERWRITERS.


     None.

15.  FOREIGN TRUSTEE.


     Not applicable.


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                                      -4-


16.  LIST OF EXHIBITS.


     T-1.1 -   A copy of the Organization Certificate of American
               Stock Transfer & Trust Company, as amended to date including authority to commence business and exercise trust powers was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

     T-1.4 - A copy of the By-Laws of American Stock Transfer & Trust Company, as amended to date was filed in connection with the Registration Statement of Live Entertainment, Inc.,
               File No. 33-54654, and
               is incorporated herein by reference.

     T-1.6 -   The consent of the Trustee required by Section
               312(b) of the Trust Indenture Act of 1939.
               Exhibit A.

     T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. - Exhibit B.


                     ---------------------------------------

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, American Stock Transfer & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22nd day of October 2003.

                                        AMERICAN STOCK TRANSFER
                                                 & TRUST COMPANY
                                                     Trustee


                                                 By:  /s/  Herbert J. Lemmer
                                                    -------------------------
                                                     Vice President

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                                                                       EXHIBIT A





     Securities and Exchange Commission
     Washington, DC  20549

     Gentlemen:

     Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

                                         Very truly yours,

                                         AMERICAN STOCK TRANSFER
                                          & TRUST COMPANY



                                         By  /s/ Herbert J. Lemmer
                                            ---------------------------
                                             Vice President


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                                                                       EXHIBIT B


AMERICAN STOCK TRANSFER & TRUST COMPANY
59 MAIDEN LANE
NEW YORK, NY  10038


        CONSOLIDATED REPORT OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100 MILLION REPORT AT CLOSE OF BUSINESS ON JUNE 30, 2003.

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                              DOLLAR AMOUNTS IN THOUSANDS
------------------------------------------------------------------------------------------


ASSETS

1.    Cash and balances due from depository institutions:
      a. Non-interest-bearing balances and currency and coin                         2,068
      b. Interest-bearing balances                                                   2,005
2.    Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)                  9,992
      b. Available-for-sale securities (from Schedule RC-B, column D)               11,513
3.    Federal funds sold and securities purchased under agreements to resell
4.    Loans and lease financing receivables.
5.    Trading assets
6.    Premises and fixed assets (including capitalized leases)                       5,990
7.    Other real estate owned (from Schedule RC-M)
8.    Investments in unconsolidated subsidiaries and associated companies
         (from Schedule RC-M)
9.    Customers' liability to this bank on acceptances outstanding
10.   Intangible assets (from Schedule RC-M)
11.   Other assets (from Schedule RC-F)                                              7,361
12.   Total assets (sum of items 1 through 11)                                      38,929


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SCHEDULE RC - CONTINUED

                                                              DOLLAR AMOUNTS IN THOUSANDS
-----------------------------------------------------------------------------------------


LIABILITIES

13.   Deposits.
14.   Federal funds purchased and securities sold under agreements to repurchase
15.   Trading liabilities
16.   Other borrowed money (includes mortgage indebtedness and
      obligations under capitalized leases):
17.   Not applicable
18.   Bank's liability on acceptances executed and outstanding
19.   Subordinated notes and debentures
20.   Other liabilities (from Schedule RC-G)                                        12,446
21.   Total liabilities (sum of items 13 through 20)                                12,446
22.   Not applicable

EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus
24.   Common stock                                                                     600
25.   Surplus (exclude all surplus related to preferred stock)                      11,449
26.   a. Retained Earnings                                                          12,961
      b. Accumulated other comprehensive income                                      1,473
27.   Other equity capital components
28.   Total equity capital (sum of items 23 through 27)                             26,483
29.   Total liabilities and equity capital (sum of items 21 and 28)                 38,929
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